EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION REPORTS THIRD QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—October 28, 2010—Rovi Corporation (NASDAQ: ROVI) announced today that it had third quarter 2010 revenues of $138.0 million, compared to $114.5 million for the third quarter of 2009. Third quarter 2010 GAAP net income was $36.4 million, compared to a GAAP net loss of $11.9 million for the third quarter of 2009.

On a non-GAAP Adjusted Pro Forma basis, Adjusted Pro Forma Income was $59.0 million in the third quarter of 2010, compared to $34.4 million in the third quarter of 2009.  Adjusted Pro Forma Income Per Common Share for the third quarter of 2010 was $0.55, compared to $0.33 for the third quarter of 2009. Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are defined below, in the section entitled Non-GAAP or Adjusted Pro Forma Information.  Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“We completed another excellent quarter, growing revenue by 21% in Q3 2010, when compared to Q3 2009, and growing our profit measures by even more during the same period,” said Fred Amoroso, President and CEO of Rovi.  “In addition, we achieved a number of important business objectives, including expanding business for TotalGuide, expanding our licensing program, growing advertising revenues, and for the first time since the Gemstar acquisition, cash and investments net of debt is positive.”

“Given the strength of our performance in the first nine months of 2010, we are raising and narrowing our revenue and earnings estimates for the remainder of 2010,” added James Budge, Chief Financial Officer of Rovi.  “We now expect our 2010 revenue estimates to range between $530 and $540 million and our 2010 Adjusted Pro Forma Income Per Common Share to be in a range between $2.00 and $2.10.”

Non-GAAP or Adjusted Pro Forma Information
Rovi Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are non-GAAP pro forma measures. The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.

Adjusted Pro Forma Income is defined as pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption of debt, court awarded fees, gains on sale of strategic investments, the loss on exiting the Guideworks Joint Venture, and expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Management has been using Adjusted Pro Forma measures since the acquisition of Gemstar-TV Guide International (“Gemstar”).  Management did so, in part, because it believes that including Gemstar’s operating results only for the period since its acquisition on May 2, 2008 diminishes the comparative value of results from the prior year.  Adjusted Pro Forma financial information assumes all acquisitions occurring prior to March 31, 2009 (including the Gemstar acquisition) and all divestitures (including Software, Games, eMeta, Norpak, TV Guide Magazine, TVG Network, TV Guide Network and TV Guide Online), as well as any discontinued operations and product lines were effective on January 1, 2007.  Additionally, the TVG Network, TV Guide Network and TV Guide Online businesses are assumed to have been sold for aggregate proceeds of $275 million which is assumed to have reduced the debt issued in conjunction with the acquisition of Gemstar.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company’s management evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, insurance settlements, losses on debt redemption, court awarded fees,  the loss on exiting the Guideworks Joint Venture, expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting and gains on sale of strategic investments for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses.  Management reclassifies the current period benefit of the interest rate swaps from other income or expense to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to convert, from fixed to floating, the interest rate the Company pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies.  Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

Dial-in Information
Rovi Corporation will hold an investor conference call at 4:30 p.m. Eastern time on October 28, 2010.  Investors and analysts interested in participating in the conference are welcome to call 877-941-6010 (or international +1 480-629-9770) and reference the Rovi call.

The conference call can also be accessed via live webcast at www.rovicorp.com on October 28, 2010 at 4:30 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through November 1, 2010 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4369244#. A replay of the audio webcast will be available on Rovi Corporation’s website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation’s website until our next quarterly earnings call.

About Rovi Corporation
Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively discover new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by a leading collection of entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi holds over 4,700 issued or pending patents worldwide and is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Rovi can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2010 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #
Investor Contact:
James Budge
Rovi Corporation
+1 (408) 562-8400

Lauren Landfield
Rovi Corporation
+1 (408) 562-8400

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues	$ 138,028	$ 114,514	$ 401,306	$ 343,350

Costs and expenses:
Cost of revenues	24,462	14,788	81,844	44,862
Research and development	23,440	23,080	71,390	67,863
Selling, general and administrative	33,642	34,077	101,556	98,302
Depreciation	4,771	4,543	14,163	13,519
Amortization of intangible assets	19,820	20,635	60,572	61,297
Restructuring and asset impairment charges	-	-	-	53,619
Total costs and expenses	106,135	97,123	329,525	339,462

Operating income from continuing operations	31,893	17,391	71,781	3,888
Interest expense	(10,542)	(10,266)	(32,391)	(41,433)
Interest income and other, net	1,624	948	1,749	3,801
Gain on interest rate swaps and caps, net	16,411	-	29,100	-
Loss on debt redemption	-	(8,687)	(15,970)	(8,687)
Gain on sale of strategic investment	5,895	-	5,895	-
Income (loss) from continuing operations before income taxes	45,281	(614)	60,164	(42,431)
Income tax expense (benefit)	7,657	11,150	(98,464)	(23,428)
Income (loss) from continuing operations, net of tax	37,624	(11,764)	158,628	(19,003)
Discontinued operations, net of tax	(1,206)	(157)	(12,929)	(36,575)
Net income (loss)	$ 36,418	$ (11,921)	$ 145,699	$ (55,578)

Basic income (loss) per share:
Basic income (loss) per share from continuing operations	$ 0.36	$ (0.12)	$ 1.54	$ (0.19)
Basic loss per share from discontinued operations	$ (0.01)	$ (0.00)	$ (0.12)	$ (0.36)
Basic net income (loss) per share	$ 0.35	$ (0.12)	$ 1.42	$ (0.55)

Shares used in computing basic net earnings per share	102,730	101,084	102,200	100,511

Diluted income (loss) per share:
Diluted income (loss) per share from continuing operations	$ 0.34	$ (0.12)	$ 1.46	$ (0.19)
Diluted loss per share from discontinued operations	$ (0.01)	$ (0.00)	$ (0.11)	$ (0.36)
Diluted net income (loss) per share	$ 0.33	$ (0.12)	$ 1.35	$ (0.55)

Shares used in computing diluted net earnings per share	108,917	101,084	107,760	100,511

See notes to the unaudited GAAP Condensed Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
ASSETS
	September 30,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$ 281,997	$ 165,410
Short-term investments	280,672	107,362
Restricted cash	-	36,838
Trade accounts receivable, net	83,467	71,875
Taxes receivable	4,032	6,363
Deferred tax assets, net	18,690	7,844
Prepaid expenses and other current assets	12,602	10,661
Total current assets	681,460	406,353
Long-term marketable securities	93,092	26,674
Property and equipment, net	39,026	43,124
Finite-lived intangible assets, net	721,988	779,371
Long-term deferred tax assets, net	-	13,691
Other assets	44,499	27,861
Goodwill	857,048	854,065
Total assets	$ 2,437,113	$ 2,151,139
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 55,683	$ 81,369
Deferred revenue	17,652	16,536
Current portion of long-term debt	156,223	18,486
Total current liabilities	229,558	116,391
Taxes payable, less current portion	84,655	80,675
Long-term debt, less current portion	373,904	411,551
Deferred revenue, less current portion	3,741	4,919
Long-term, deferred tax liabilities, net	45,406	-
Other non current liabilities	19,303	17,334
Total liabilities	756,567	630,870
Redeemable equity component of convertible debt	6,473	-
Stockholders’ equity:
Common stock	110	106
Treasury stock	(134,931)	(25,068)
Additional paid-in capital	1,774,999	1,657,888
Accumulated other comprehensive loss	(1,225)	(2,078)
Retained earnings (deficit)	35,120	(110,579)
Total stockholders’ equity	1,674,073	1,520,269
Total liabilities and stockholders' equity	$ 2,437,113	$ 2,151,139

See notes to the unaudited GAAP Condensed Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	September 30, 2010			September 30, 2009
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (9)	Adjustments	Pro Forma	Pro Forma (9)	Adjustments	Pro Forma
Revenues:
Service providers	$ 65,711	$ -	$ 65,711	$ 57,256	$ -	$ 57,256
CE manufacturers	57,891	-	57,891	44,234	-	44,234
Other	14,426	-	14,426	13,024	-	13,024
	138,028	-	138,028	114,514	-	114,514
Costs and expenses:
Cost of revenues (1)	24,462	(4,358)	20,104	14,788	(213)	14,575
Research and development (2)	23,440	(1,726)	21,714	23,080	(1,153)	21,927
Selling, general and administrative (3)	33,642	(6,637)	27,005	34,077	(4,843)	29,234
Depreciation (4)	4,771	-	4,771	4,543	-	4,543
Amortization of intangible assets	19,820	(19,820)	-	20,635	(20,635)	-
Total costs and expenses	106,135	(32,541)	73,594	97,123	(26,844)	70,279
Operating income from continuing operations	31,893	32,541	64,434	17,391	26,844	44,235
Interest expense (5)	(10,542)	10,047	(495)	(10,266)	3,759	(6,507)
Interest income and other, net	1,624	-	1,624	948	-	948
Gain on interest rate swaps and caps, net (6)	16,411	(16,411)	-	-	-	-
Loss on debt redemption	-	-	-	(8,687)	8,687	-
Gain on sale of strategic investment	5,895	(5,895)	-	-	-	-
Income (loss) from continuing operations before income taxes	45,281	20,282	65,563	(614)	39,290	38,676
Income tax expense (benefit) (7)	7,657	(1,101)	6,556	11,150	(6,896)	4,254
Income (loss) from continuing operations, net of tax	$ 37,624	$ 21,383	$ 59,007	$ (11,764)	$ 46,186	$ 34,422
Diluted income (loss) per share from continuing operations	$ 0.34		$ 0.55	$ (0.12)		$ 0.33
Shares used in computing diluted net earnings per share (8)	108,917	(1,897)	107,020	101,084	1,795	102,879

(1) Adjustments to cost of revenues consist of the following:
		2010	2009
Equity based compensation		$ (358)	$ (213)
Expenses related to certain Gemstar pre-acquisition indemnification and other
matters in excess of reserves established in purchase accounting		(4,000)	-
Total adjustment		$ (4,358)	$ (213)

(2) Adjustments to research and development consist of $1.7 million and $1.2 million for equity based compensation in the three months ended
September 30, 2010 and 2009, respectively.
(3) Adjustments to selling, general and administrative consist of $6.6 million and $4.8 million for equity based compensation in the three months ended
September 30, 2010 and 2009, respectively.
(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under
ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.
(6) Adjustment eliminates non-cash mark-to-market gain of $12.8 million related to interest rate swaps and caps and reclassifies the $3.6 million current period benefit from the interest rate swap to interest expense.
(7) Adjusts tax expense to the adjusted pro forma cash tax rate.
(8) For the 2010 period, recognizes the benefit of convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive. For the 2009 period, adjust to include dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income.
(9) GAAP Pro Forma information is the same as our GAAP results. No adjustments have been made to the GAAP results since they are comparative with prior quarters' pro forma results.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (11)	Adjustments	Pro Forma	Pro Forma	Adjustments	Pro Forma
Revenues:
Service providers	$ 196,980	$ -	$ 196,980	$ 168,276	$ -	$ 168,276
CE manufacturers	164,171	-	164,171	138,658	-	138,658
Other	40,155	-	40,155	36,416	-	36,416
	401,306	-	401,306	343,350	-	343,350
Costs and expenses:
Cost of revenues (1)	81,844	(29,489)	52,355	44,862	(1,001)	43,861
Research and development (2)	71,390	(5,609)	65,781	67,863	(3,165)	64,698
Selling, general and administrative (3)	101,556	(19,091)	82,465	98,302	(14,027)	84,275
Depreciation (4)	14,163	-	14,163	13,519	-	13,519
Amortization of intangible assets	60,572	(60,572)	-	61,297	(61,297)	-
Restructuring and asset impairment charges (5)	-	-	-	53,619	(53,619)	-
Total costs and expenses	329,525	(114,761)	214,764	339,462	(133,109)	206,353
Operating income from continuing operations	71,781	114,761	186,542	3,888	133,109	136,997
Interest expense (6)	(32,391)	26,291	(6,100)	(34,838)	11,641	(23,197)
Interest income and other, net (7)	1,749	992	2,741	3,801	-	3,801
Gain on interest rate swaps and caps, net (8)	29,100	(29,100)	-	-	-	-
Loss on debt redemption	(15,970)	15,970	-	(8,687)	8,687	-
Gain on sale of strategic investment	5,895	(5,895)	-	-	-	-
Income (loss) from continuing operations before income taxes	60,164	123,019	183,183	(35,836)	153,437	117,601
Income tax expense (benefit) (9)	(98,464)	116,782	18,318	(21,210)	34,146	12,936
Income (loss) from continuing operations, net of tax	$ 158,628	$ 6,237	$ 164,865	$ (14,626)	$ 119,291	$ 104,665
Diluted income (loss) per share from continuing operations	$ 1.46		$ 1.55	$ (0.15)		$ 1.03
Shares used in computing diluted net earnings per share (10)	107,760	(1,677)	106,083	100,511	769	101,280

(1) Adjustments to cost of revenues consist of the following:
		2010	2009
Equity based compensation		$ (1,005)	$ (504)
Transition and integration costs		-	(497)
Expenses related to certain Gemstar pre-acquisition indemnification and other
matters in excess of reserves established in purchase accounting		(28,484)	-
Total adjustment		$ (29,489)	$ (1,001)

(2) Adjustments to research and development consist of the following:
		2010	2009
Equity based compensation		$ (5,609)	$ (3,010)
Transition and integration costs		-	(155)
Total adjustment		$ (5,609)	$ (3,165)

(3) Adjustments to selling, general and administrative consist of the following:
		2010	2009
Equity based compensation		$ (19,091)	$ (12,405)
Transaction costs		-	(617)
Transition and integration costs		-	(1,005)
Total adjustment		$ (19,091)	$ (14,027)

(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) For 2009, adjustment eliminates $44.7 million of non-cash asset impairment charges and $8.9 million of restructuring charges.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under
ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.
(7) Adjustment eliminates the $1.0 million loss related to exiting the Guideworks Joint Venture.
(8) Adjustment eliminates non-cash mark-to-market gain of $22.4 million related to interest rate swaps and caps and reclassifies the $6.7 million current period benefit from the interest rate swap to interest expense.
(9) For the 2010 period, the adjustments eliminate both the discrete income tax benefit due to the release of tax contingency reserves related to the net operating losses of the Company’s former TV Guide Magazine business and the expense related to the valuation allowance established against the corresponding deferred tax assets, and adjusts tax expense to the adjusted pro forma cash tax rate. For 2009, adjusts tax expense to the adjusted pro forma tax rate.
(10) For the 2010 period, recognizes the benefit of convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive. For the 2009 period, adjust to include dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income.
(11) GAAP Pro Forma information for the 2010 period is the same as our GAAP results. No adjustments have been made to the GAAP results since they are comparative with prior quarters' pro forma results.